U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Jin Jie Corp
(Exact name of Registrant as specified in its charter)

NEVADA	98-0550257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Jin Jie Corp 409 - 4th Floor, Tsui King House Choi Lung Estate, Kowloon, Hong Kong	Business Filing Incorporated 6100 Neil Rd., Suite 500 Reno, NV 89511
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: (702) 553-3083
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | X |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	900,000 shares	$0.06	$54,000	$1.66

(1)	This price was arbitrarily determined by Jin Jie Corp
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark, LLP
3273 E. Warm Springs
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

SUBJECT TO COMPLETION, Dated November 26, 2007

PROSPECTUS
JIN JIE CORP
900,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 900,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.06 per share. This offering will expire in 90 days unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.06	None	$0.06
Total	$54,000	None	$54,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.06 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 7-14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: November 26, 2007

Summary	4
Risk Factors	6
Risks Associated with Our Financial Condition	6
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	6
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	6
Risks Associated with Our Business Model	7
Because we have not established the Jin Jie brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	7
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	7
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	7
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.	7
In the event that we are unable to successfully compete within the oil and gas front-line supplies business, we may not be able to achieve profitable operations.	8
If we are unable to deliver our products on time to our consumers’ specifications, we could suffer lost sales.	8
If we are unable to successfully manage growth, our operations could be adversely affected.	8
Risks Associated with Management and Control Persons	9
Because our management is inexperienced in operating an oil and gas front-line supplies business, our business plan may fail.	9
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	9
Because our president, Cally Ka Lai Lai, owns 52.6% of our outstanding common stock, investors may find that corporate decisions influenced by Cally Ka Lai Lai are inconsistent with the best interests of other stockholders.	10
Because our president, Cally Ka Lai Lai, owns 52.6% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	10
Risks Related to Legal Uncertainty	10
If our products sold through our Sites are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	10
Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	11
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	11
Risks Related to Our Securities	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	11
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	12

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	12
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	12
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	13
Forward-Looking Statements	14
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Shareholders	14
Plan of Distribution	18
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	20
Security Ownership of Certain Beneficial Owners and Management	21
Description of Securities	22
Interests of Named Experts and Counsel	24
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	24
Organization within the Last Five Years	25
Description of Business	25
Description of Property	34
Plan of Operation	34
Certain Relationships and Related Transactions	37
Market for Common Equity and Related Stockholder Matters	37
Executive Compensation	40
Financial Statements	41
Changes In and Disagreements with Accountants	42
Available Information	42

Summary

We were incorporated as Jin Jie Corp (“Jin Jie”) in the State of Nevada on July 17, 2007. We are in the business of developing and promoting our automotive Internet Sites, RodesTrading.com and RodesTrading.cn (the “Sites,” the “Web Sites,” or the “Internet Sites”). RhodesTrading.cn is the Chinese-language version of RodesTrading.com. Through the Sites, we provide content of interest for consumers seeking automotive information. We hope to become the premier source of automotive information on the Internet.

Our plan is to develop our Sites to be content driven by users who will provide relevant content in forums, discussions, and in an interactive marketplace where users can buy, sell, trade and barter for automotive goods and services. Users will also find information about car clubs, wheels and tires, motorcycles, car reviews, links to industry sites, photo galleries of souped-up vehicles, as well as other relevant automotive content.

Our exclusive revenue source will be from Google-generated, content-specific advertisements strategically placed on every page of the site. For the Chinese site, Google ads will automatically be translated into Chinese.

We are a development stage company and have not generated significant sales to date. As of September 30, 2007, we had $69,000 in current assets and current liabilities in the amount of $15,222. Accordingly, our working capital position as of September 30, 2007 was $53,778. Since our inception through September 30, 2007, we have incurred a net loss of $13,722. Our current working capital seems to be sufficient to enable us to implement our business plan as set forth in this prospectus. If we determine to pursue a strategy of growth, however, our current working capital will not be sufficient to enable us to continue business operations for the next twelve months. For this and other reasons set forth in the notes to our audited financial statements, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our offices are located at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Howloon, Hong Kong, and our telephone number is (702) 553-3083. Our Internet Sites can be found at www.RodesTrading.com and www.RodesTrading.cn. Information contained on our Web Sites are not part of this prospectus.

The Offering

Securities Being Offered
Up to 900,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President, CEO and director, Cally Ka Lai Lai, and our director, Wei Xiang Zeng.

Offering Price
The offering price of the common stock is $0.06 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
1,900,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Cally Ka Lai Lai, owns 26.3% of the common shares of our company and our director, Wei Xiang Zeng owns 26.3% of the common shares of our company, and therefore have substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Offering Period	The shares are being offered for a period up to 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	As of September 30, 2007
Cash	$69,000
Total Assets	$69,000
Liabilities	$15,722
Total Stockholders’ Equity	$53,778

Statement of Operations	For the Period from July 17, 2007 (Inception) through September 30, 2007
Revenue	$ 0
Loss for the Period	$ 13,722

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from July 17, 2007 (date of inception) to September 30, 2007, totaled $13,722. We have incurred cumulative net losses of $13,722 since September 30, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months should we determine to pursue a strategy of growth. As of September 30, 2007, we had cash in the amount of $69,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate an investment in our stock.

An evaluation of our business will be difficult for investors because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our Site to the public. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Jin Jie brand name, and our Sites and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new Sites and we have not conducted advertising, there is little or no recognition of our Jin Jie brand name. As a result, consumers may visit Sites other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of an investment in our company.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our suppliers and consultants to provide services to us at their respective and customary rates upon request, we currently do not have a written agreement in place with our service providers. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to service our customers may be impaired if we are not able to secure written agreements with additional suppliers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party programmers that will develop our Site, we may be unable to effectively publish our Sites or publish them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not employ any web development personnel. We plan to pursue written agreements with the third party developers of Web Sites to produce our Sites. If we lose the services of our third party programmers, we may be unable to secure the services of replacement programmers. In addition, because we do not have written agreements with all of these programmers, they could refuse to develop our Sites or change the terms and prices under which they normally maintain our Site. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to publish our Sites, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.

We believe our success depends in substantial part on our ability to offer Sites, sections, and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available time and effort to measuring and responding to customer feedback. Nevertheless, if we misjudge consumer needs for our Sites, our ability to generate advertising sales could be impaired resulting in the failure of our business. There are no assurances that future versions of our Sites will be successful, and in that regard, any unsuccessful versions of our Sites could also adversely affect our business.

In the event that we are unable to successfully compete within the automotive discussion forum business, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors may have completed development of their Sites and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competing Sites. However, we cannot assure investors that our Sites will outperform competing Sites or those competitors will not develop new Sites that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their advertising, then it may not be possible for us to market our advertisements at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing Sites that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If we are unable to keep our Sites operational to our consumers’ specifications, we could suffer lost sales.

The success of our business depends on our ability to keep our Sites operational to our consumers’ specifications. However, we are dependent third parties for server and site maintenance required to keep our Sites operational. Disruptions in the business of these third party businesses could impact the availability of our Sites, which could result in cancelled advertising sales.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating an automotive Internet business, our business plan may fail.

Our management does not have any specific training in running an automotive Internet business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Cally Ka Lai Lai, our president and CEO, devotes 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Cally Ka Lai Lai, nor do we maintain key life insurance for her. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the Site, to the sale of advertising, and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president, Cally Ka Lai Lai, and our director, Wei Xiang Zeng own 52.6% of our outstanding common stock, investors may find that corporate decisions influenced by Cally Ka Lai Lai and Wei Xiang Zeng are inconsistent with the best interests of other stockholders.

Cally Ka Lai Lai is our president, chief executive officer and a director. She owns approximately 26.3% of the outstanding shares of our common stock. Wei Xiang Zeng is a director. He owns approximately 26.3% of the outstanding shares of our common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Cally Ka Lai Lai and Wei Xiang Zeng may still differ from the interests of the other stockholders.

Because our president, Cally Ka Lai Lai, and our director, Wei Xiang Zeng, own a combined 52.6% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our president, Cally Ka Lai Lai owns 500,000 shares of our common stock, which equates to 26.3% of our outstanding common stock. Our director, Wei Xiang Zeng, owns 500,000 shares of our common stock, which equates to 26.3% of our outstanding common stock. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Cally Ka Lai Lai and Wei Xiang Zeng will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products sold through our Sites are found to cause injury, have defects, or fail to meet industry standards, we may incur substantial litigation, judgment, and product liability costs, which will increase our losses and negatively affect our brand name reputation and use of our marketplace.

Although we will not be selling any products directly, we may be subject to liability for any accidents or injury that may occur in connection with the use of products purchased through our Site due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing any products ourselves, if any of the products sold through our marketplace infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that the products sold through our Sites do not and will not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 900,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 47.4% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is not currently authorized to issue shares of preferred stock, but may have that right in the future. Our board of directors will then have the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.06 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 900,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended, and completed on September 30, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of November 26, 2007, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;

3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 1,900,000 shares of common stock outstanding on November 26, 2007.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Huang, Zhao Ji No. 1, 1st Alley, Xiang Jiao Di Tang Street, Sha Xi Zhen, Zhong shan City,Guangdong, China	25,000	25,000	0	0
Lin, Ying Bin No. 115, Xin Cuo, Niu Cheng Cun, Lian Jiang Guan District, Zhan Long Zhen, Puling City,Guangdong,China	25,000	25,000	0	0
Huang, Min Yi Group 2, Liang Xia Ma, Shen Shan Zhen,Guangzhou, Guangdog, China	25,000	25,000	0	0
Zhang, Zhi Guo No. 11, Lei di Dian Cun, Gao Si Zhen, Xiang cheng City, Henan, China	25,000	25,000	0	0
Chen, Can Zhou 21 1, Guang Ming bei Street, Shi Qi District, Zhong Shan City,Guangdong, China	25,000	25,000	0	0
Ruan, Zhi Qing No. 1, 1st Alley, Xiang Jiao Di Tang Street, Sha Xi Zhen, Zhong shan City,Guangdong, China	25,000	25,000	0	0
Xie, Yong Hong Room 404, No. 46 Nan Zhan Xin Street Guangzhou, Guangdong, China	25,000	25,000	0	0

Li, Xu Xun Group 20, The resident Committee, Hui Yuan Community, Sha Xi Zhen, Zhongshan, Guangdong, China	25,000	25,000	0	0
Ruan, Jin Yan No. 18, Bu Tou Road, Jing Shi San Cun, Sha Xi Zhen, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Huang, Li Jian No. 1, 1st Alley, Xiang Jiao Di Tang Street, Sha Xi Zhen, Zhong shan City,Guangdong, China	25,000	25,000	0	0
Yang, Xin Yuan Xiao Hua Ma Tun, Hua Ma Cun, Gan Dong Xiang, Rong Shui Miao Zu Zi Chi Xian, Guangxi, China	25,000	25,000	0	0
Hu, Yong Hua Room 901,No. 42 Hai Yue Street, Yue Xiu District, Guangzhou, Guangdong, China	25,000	25,000	0	0
Chen, Shao Ping 21 1, Guang Ming Bei Street, Shi Qi District, ZhoNo. 005, Zhan Xi Road, Chu Jiang Zhen,Shi Men Xian, Hunan, China	25,000	25,000	0	0
Tang, Jun No.005, Zhan Xi Road, Chu Jiang Zhen, Shi Men Xian, Hunan, China	25,000	25,000	0	0
Peng, Wan Hua No. 1,7th Alley, Bu Tou Road, Jing Shi San Cun, Sha Xi Zhen, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Liang, Lian Zhen No. 3, 2nd Alley, Young Quan Street, Shi Qi District, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Wu, Yu Cheng Hong Yan Zu, Xiao lian Cun Wei Hui, Da Wan Zhen, Ying De City, Guangdong, China	25,000	25,000	0	0

Chen, Jian Quan No, 10. Alley 2, Yong Quan Street, Qing Yum Resident Committee, Shi Qi District, Zhong Shan City, Guangdong,China	25,000	25,000	0	0
Zhong, Zhi No. 80, Xin Wu Zu Kong Shan, Tie Zhai Cun, Qingjiang Zhen, Shi Xing Xian Guangdong, China	25,000	25,000	0	0
Chen, Gui Hua No. 3, 3rd Alley, Young Quan Street West, Shi Qi District, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Chen, Si Xin 36-2-502 Lu Yuan Road Dong Shan Distrect, Guangzhou, Guangdong China	25,000	25,000	0	0
Zhang, Guo Wen No. 32, Tie Lu Zhong Street, Guangzhou, Guangdong, China	25,000	25,000	0	0
Yun, Jian Rong No. 34, Long Tou Huan Zhu Xi Street, Sha Xi Zhen, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Li, Guo Jiang Room 601, No. 129, Xi Wan Road, Liwan District, Guangzhou, Guangdong, China	25,000	25,000	0	0
Han, Shu Cheng Room, 1502, No. 34, Yu Dong Xi Road Tian He District , Guangzhou, Guangdong,China	25,000	25,000	0	0
Chen, Jia Yu No. 22, Laqo Fu Tou Da Street, East Distrect, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Tan, Rong No. 10, 2nd Alley, Young Quan Street, Shi Qi District, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Ruan, Li Ya No. 18, Bu Tou Road, Jing Shi San Cun, Sha Xi Zhen, Zhong Shan City, Guangdong, China	25,000	25,000	0	0

Deng, Ye Qin No. 3, Ya Xin Xi Lane 27, Xin Cun, Ya Yao Zhen, Hua Duo District, Guangzhou, Guangdong, China	25,000	25,000	0	0
Li, Jin Mei No. 10, 2nd Alley, Young Quan Street, Shi Qi District, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Huang, Meng Hong No. 1, 1st Alley, Xiang Jiao Di Tang Street, Sha Xi Zhen, Zhong shan City,Guangdong, China	25,000	25,000	0	0
Gao, Zhao Bing No. 34, Long Tou Huan Zhu Xi Street, Sha Xi Zhen, Zhong Shan City, Guangdong, China	25,000	25,000	0	0
Yan, Xiao Hui Room 701, B1, Chao Yang Garden, Qingcheng District, Qing Yuan City, Guangdong, China	25,000	25,000	0	0
Li, Zhong Yuan 6-1, Feng Wan Zu, Shi Ji Cun, Jie Pei Zhen, Heng Yang Xian Hunan, China	25,000	25,000	0	0
Li, Yong Feng No. 58, Ren Min Road, Man Tang Resident Committee, Man Tang Zhen, Luo Ding City Guangdong, China	25,000	25,000	0	0
Pan, Qi Zhu No. 16, Zhong Yi Zu, Pei Ling Cun, Shatian Zhen Xin Feng Xian, Gunagdong, China	25,000	25,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.06 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Business Filing Incorporated, 6100 Neil Road, Suite 500, Reno, NV 89511.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and our directors and their respective age as of November 26, 2007 are as follows:

Name	Age	Position Held with the Company
Cally Ka Lai Lai 409 - 4th Floor, Tsui King House Choi Hung Estate, Kowloon, Hong Kong	44	President, Secretary, Treasurer, and Director
Wei Xiang Zeng Flat 901, 11 Jin Bi Shi Hua Yuan Guangzhau, China	37	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Cally Ka Lai Lai is our sole officer and a director. In 1986 Cally Ka Lai Lai graduated college in Commercial Studies with a London Chamber of Commerce intermediate level accounting degree. From 1986 to 1988 she was an Accounting secretary with Pacific Asian Bank (now Bank of America). Since 1988 she has been an independent immigration consultant working with several immigration law firms where her duties include acquiring new clients and assessing their prospects for immigration and if requirements are met then preparing all the required documentation for the lawyers.

Wei Xiang Zeng is a director. Mr. Zeng has comprehensive experience in the automotive industry. In 1993 he graduated from Guangzhou Light Industry College. From 1994 to 1996 he was a Taxi License Owner. From 1996 to 2002 Mr. Zeng was the department manager of an automotive repair and body shop. Since 2002 he has owned an automotive repair shop, where he currently manages over 20 employees.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Cally Ka Lai Lai.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Written agreements with our suppliers to provide their products and services to us at their respective and customary wholesale rates upon request.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Verbal agreements with auditors to perform audit functions at their respective normal and customary rates.

We understand that enforcing verbal relationships is difficult and less preferred than having written agreements where the terms and conditions are set forth clearly. At this stage of our existence, however, we choose not to draft documents to memorialize some of our arrangements, since we cannot afford involving counsel at expensive rates. We do and will use written arrangements and counsel advice to the extent financially permissible.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 26, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Cally Ka Lai Lai 409 - 4th Floor, Tsui King House Choi Hung Estate, Kowloon, Hong Kong	Common Stock	500,000	26.3%
Wei Xiang Zeng Flat 901, 11 Jin Bi Shi Hua Yuan Guangzhau, China	Common Stock	500,000	26.3%
DIRECTORS AND OFFICERS - TOTAL		(14) 1,000,000	(15) 52.6%

(16) 5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 1,900,000 shares of common stock issued and outstanding for the company as of November 26, 2007.

Description of Securities

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share, and no shares of preferred stock. As of November 26, 2007, there were 1,900,000 shares of our common stock issued and outstanding. Our shares are held by thirty-eight (38) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation do not authorize any preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

We have appointed Island Stock Transfer of Florida as our transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Maddox Ungar Silberstein, PLLC has presented their report with respect to our audited financial statements. The report of Maddox Ungar Silberstein, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as Jin Jie Corp (“Jin Jie”) in the State of Nevada on July 17, 2007. We are in the business of developing and promoting our automotive Internet Sites, RodesTrading.com and RodesTrading.cn (the “Sites,” the “Web Sites,” or the “Internet Sites”). Through the Sites, we provide content of interest for consumers seeking automotive information. We hope to become the premier source of automotive information on the Internet.

Our offices are located at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Howloon, Hong Kong, and our telephone number is (702) 553-3083. Our Internet Sites can be found at www.RodesTrading.com and www.RodesTrading.cn. Information contained on our Web Site is not part of this prospectus. Cally Ka Lai Lai, our President and director and Wei Xiang Zeng, our director, may be described as a “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company.

Description of Business

Overview

We are in the business of developing and promoting our automotive Internet Sites, RodesTrading.com and RodesTrading.cn. RhodesTrading.cn is the Chinese-language version of RodesTrading.com. Through the Sites, we provide content of interest for consumers seeking automotive information. We hope to become the premier source of automotive information on the Internet.

Our plan is to develop our Sites to be content driven by users who will provide relevant content in forums, discussions, and in an interactive marketplace where users can buy, sell, trade and barter for automotive goods and services. Users will also find information about car clubs, wheels and tires, motorcycles, car reviews, links to industry sites, photo galleries of souped-up vehicles, as well as other relevant automotive content.

Our exclusive revenue source will be from Google-generated, content-specific advertisements strategically placed on every page of the site. For the Chinese site, Google ads will automatically be translated into Chinese.

The Internet

The internet has grown significantly in the past twenty years, and is now viewed as an excellent, if not the primary, research tool for most consumers with computer access. Automotive companies are seeing more growth in lead generation from the internet than from any traditional source of advertising. Today 45% of the US population visits automotive sites, amounting to 239 million unique site visits per month. In addition, automotive sites have experienced a growth rate four times that of the rest of the Internet, according to Yahoo and COM Score. More sales leads are generated at third party auto sites than anywhere else, according to Ward's Dealer Business and J.D. Power and Associates.

Nearly 7 million adult Canadians placed an order on-line in 2005 while slightly over 9 million logged on to retail sites to browse without making purchases. The people who made an on-line purchase represent about 41% of all adults who used the Internet in 2006. Although internet users ordered significantly less than average in the automotive sector (6%), the percentage of those browsing this category was significantly higher (26%) than average, indicating that the internet is used in this sector more as a research tool than a purchasing tool.

Internet shoppers report purchasing ...	%
Travel services and arrangements	36
Books, magazines and on-line newspapers	35
Other entertainment products	25
Clothing, jewelry and accessories	25
Computer software	20
Music	16
Consumer electronics	16
Videos and digital video discs (DVD)	13
Flowers as gifts	13
Computer hardware	12
Toys and games	12
House wares	8
Other health products, beauty and vitamins	8
Sports equipment	7
Automotive products	6

Internet shoppers report browsing for ...	%
Consumer electronics	42
House wares	39
Clothing, jewelry and accessories	37
Travel services and arrangements	37
Books, magazines and on-line newspapers	28
Automotive products	26

Music	22
Other entertainment products	22
Computer hardware	20
Computer software	19
Videos and digital video discs (DVD)	18
Toys and games	18
Sports equipment	16
Real estate	16
Flowers as gifts	12

The Target Market

We anticipate that the users of our Site (our “Customers” or our “Users”) will be predominantly male, automotive enthusiasts, and between 15 and 55 years of age. We further believe that Users will be internet savvy, knowledge seekers, and sharers of information. They will be responsive to new technology, want the latest product information and the opportunity to share and review information. The car review feature of the site is unique in that our Users are posting reviews. Outside expert reviews will be available as well. However, research shows that consumers trust other consumers’ reviews more than experts.

•	71% of online shoppers read reviews, making reviews the most widely read consumer-generated content
•	77% of online shoppers use reviews and ratings when purchasing
•	Reviews drive 21% higher purchase satisfaction and 18% higher loyalty
•	In a study of 2,000 shoppers 92% deemed customer reviews as “extremely” or “very” helpful
•	59% of internet users considered customer reviews to be more valuable than expert reviews
•	63% of consumers indicate they are more likely to purchase from a site if it has product ratings and reviews
•	CompUSA exit survey: 81% consider the availability of customer reviews to be Very Important (33%) or Somewhat Important (48%)
•	Among first time buyers on review equipped sites, 42% said the reviews were the primary factor in their purchase decision
•	86.9% of respondents said they would trust a friend’s recommendation over a review by a critic, while 83.8% said they would trust user reviews over a critic
•	When asked to note their most trusted information source, 60% of Canadian online buyers said consumer reviews compared to 31% who said newspapers or magazines

Advertising on the Internet

Traditional advertising dollars are shifting to online campaigns from offline campaigns. The audience is captive, research oriented, and spending more time online than reading newspapers and magazines. The Interactive Advertising Bureau reported in November of 2006 that Internet advertising revenue for Q3 of that year surpassed $4 billion. A decade earlier, the revenue was under $250 million. Just a few years earlier the revenue was non-existent. Online advertising has acquired funds from traditional marketing budgets.

There are two key reasons that advertising dollars are moving from traditional to online advertising: The audience is spending more time online, and measuring marketing success online is significantly more accurate and informative than for any other medium.

The internet as an advertising tool is experiencing impressive growth and outpacing other, traditional forms of advertising in terms of advertising budget spending. The U.S. online ad market is surging: online ad spending has increased from $3.5 billion in 1999 to $8.4 billion in 2004, and is projected to grow to $16.1 billion in 2009.

Online ad growth is significantly outpacing other media. Spending on Internet advertising increased 27% from 2003 to 2004, while cable advertising increased 14.1%, broadcast TV advertising was up 8.2%, radio advertising was up 7.0%, magazine advertising increased 5%, newspaper advertising increased 4.8%, and Yellow Pages advertising was up 3.2%.

Paid Search will continue to grow faster than any other sector of online advertising, increasing from $2.6 billion in 2004 to $5.5 billion in 2009. While paid Search growth remains strong, it is beginning to slow. A sharp increase in the average cost-per-click is the primary driver of this market, with incremental growth in the number of searches also driving spending.

Automobile Industry Advertising

At $21 billion in overall spending, the automotive industry is the largest US advertising category, but automakers and dealers continue pulling ad dollars out of traditional media and redirecting them to micro sites, digital media, SEM, mobile marketing and VODS.

E-Marketer predicts the automotive category, consisting of manufacturers, dealers, and after-market vendors, will account for $2.54 billion, nearly 13%, of the $19.5 billion estimated to be spent on Internet Advertising and marketing this year. About $1.1 billion of that money will go toward search marketing strategies, including paid ads and search engine optimization. The following table shows the level and growth of online advertising spending by major automakers from 2004 to 2005:

Top Automotive Online Advertisers in the US, Ranked by Spending, 2004 & 2005 (millions and % increase/decrease vs. prior year)
	2004	2005	% change
General Motors	$66,119	$110,480	67.1%
Ford	$45,534	$55,016	20.8%
Toyota	$43,839	$32,872	-25.0%
DaimlerChrysler	$40,302	$31,571	-21.7%
Volkswagen	$30,646	$20,889	-31.8%
Honda	$12,951	$11,158	-13.8%
Hyundai	$3,809	$8,675	127.8%
Nissan	$6,038	$6,928	14.7%
Kia Motors	$1,751	$461	-73.7%
Total	$252,993	$280,055	64.4%

The Chinese Market

Rodestrading.com will also be translated into the Chinese language and have its own domain at RodesTrading.cn. We see the Chinese market as a growing market worth targeting for several reasons.

We believe that the emerging middle class in China is a market that will continue to see explosive growth for at least twenty years. The rising of a middle class in China provides many opportunities to market and sell consumer goods that were traditionally out of reach for the majority of the population.

It is estimated that 30 million Chinese citizens migrate into middle class every day.

China has surpassed the United States in internet use. Chinese internet users spend nearly two billion hours per week on the internet while the U.S. market logs on for 129 million hours per week. Therefore, we feel that the market for an interactive, consumer demand generated website in the emerging Chinese market provides an excellent opportunity.

Our Sites

We are in the process of developing our Sites, RodesTrading.com and RodesTrading.cn for automotive enthusiasts. The Sites will be comprehensive forums where users create material relevant to the industry. RodesTrading.com will be in English and RodesTrading.cn will be in Chinese, so that we may access both of these large markets. The Google ads will similarly be in English or Chinese to match the language of the Site.

Users will create content in forums, debates and articles. Our sole revenue stream will be derived from Google ads. Google’s unique software program uses key word recognition and thus is driven by the content and creates ads specific to the content, thus our Honda forum will automatically display Google Honda ads. Our Sites will be low maintenance. Once initially developed and activated, our Sites will essentially run themselves as the users create the content and Google creates highly targeted ads. Google ads will appear on every page of the website, including click thrus to individual posts. Users will have incentive to return to the site to ask questions in forums, read and participate in discussions and debates, view and enter “picture of the week” contests, and buy, sell, and browse in the classifieds section. The classifieds section will be unique as visitors can barter and trade, as well as buy and sell with cash - something rarely seen on the Internet.

The following description reflects our expectation for the Sites. The homepage will have Google Ads strategically placed and color coded to match the graphic design of the website. Other major components of the homepage will be the Main Navigation menu, a featured article of the week, a featured photo of the week, and a New Product highlight.

The main sections of the website are all accessible from the main navigation menu on the home page and every other page of the Sites. The main sections we intend to include on the sites are as follows:

1)	CAR FORUM

The Car Forum page will have all car makes listed and categorized by country of origin (i.e. Japan, USA, Germany, Italy, other Foreign), Antiques, and Collectibles. A User can click on the name of a car manufacturer. This takes them to a subsection for that manufacturer listing all major models within that brand. The User then clicks on a specific model and is taken to the forum page for that model. Here they can search for keywords, scroll the forum for posts, or submit a post.

2)	TIRES FORUM

The Tires Forum will be very similar to the Car Forum in that it will list all tire manufacturers on the first page and follow a similar format. Additionally, there will be links within each brand’s page to an outside tire site (www.tiretrack.com) where users can buy tires. These links will open a new window to that site while keeping RodesTrading.com open in the background. Other features include a tires and wheels glossary of terms as well as a link to a tire size calculator at www.1010tires.com/TireSizeCalculator.asp.

3)	WHEELS FORUM

Wheels Forum will also follow the same format as the Car Forum.

4)	CAR ACCESSORIES FORUM

Car Accessories Forum will also follow the same format as the Car Forum. Users can post comments and feedback about the latest and greatest car accessories.

5)	CLASSIFIEDS

The Classifieds section will serve to keep old Users coming back to the site and draw new users daily. The Classified section offers members the opportunity to list their cars, accessories, wheels, tires, stereo equipment, etc. for sale for no charge. Mechanics, installation experts, upholsterers, auto specialty providers, stereo suppliers and any car-related supplier can have a presence, which will help provide a one-stop shopping online marketplace for Users. The unique feature of this marketplace is that members can buy, sell, trade and barter items. We anticipate that content-specific Google ads appearing on these pages will have a higher success rate as the ads will reflect the specific item the User is looking at. Our Site will be a portal for Users to contact each other and will assume no responsibility between vendors and buyers. In order for site visitors to post to a forum or place a classified ad, they will be required to register as members and agree to the Code of Conduct to use the Site.

6)	CAR CLUBS

This section will allow Users to list their car clubs. The initial page will list all makes of vehicles. Users will click on the make of their car and will be taken to a listing of car clubs. Car clubs will be listed in alphabetical order and will provide links to club sites.

7)	CAR REVIEWS/ARTICLES

This section is where Users are asked to post their reviews on individual car makes and models. Featured Article topics will also be posted here (i.e. Hybrids). Links to outside Car Review websites will also be posted.

8)	PHOTOS

The photo section will allow Users to upload photos with a short description showing road trips, car shows, restored cars, etc. Users can then rate photos. The photo with the most votes will be Photo of the Week and appear on the home page the following week.

9)	SOUPED-UP

This section specifically hosts souped up car projects. Users upload before and after photos and a description of work done to show off to other car enthusiasts.

10)	INDUSTRY LINKS

This section is a link exchange with other popular industry and relevant websites - i.e. Major automotive review websites, Top Gear, Map Quest, Lemon Reviews, top links for accessories, customization packages, and major car racing sites.

Strategy

Our company’s long-term business strategy is designed to capitalize on the current demand for automotive discussion forums and research sites that we perceive within the auto industry. Our goal is to grow our company by expanding the reach and popularity of our Site, and by selling advertising to generate revenue for our business.

Marketing

Online advertising budgets are growing at a faster rate than budgets for traditional advertising mediums, and the automotive industry accounts for a large portion of that spending. We intend to aggressively market our Sites through complementary sites, blogs, forums, e-mail and online advertisements on websites that reach our target audience. Our site will be designed using search engine optimization techniques and keyword recognition in an attempt to achieve high status amongst the popular search engines, including Yahoo, Google and MSN.

We intend to execute an aggressive on-going marketing campaign to attract users to our Site. The main focus of the marketing of the site will be search engine optimization, key word recognition, and keeping content relevant and fresh to please users and ensure loyalty. We intend to use the following strategies to bring Users to our Sites:

1)	Search Engine Optimization

Search engine optimization and high ranking within the search engines will be central to our marketing strategy. During the development process of the Site, key words and Search Engine Optimization will be used. This will assist in higher placement on search results of popular search engines such as Google, Yahoo and MSN.

2)	Link Exchange

We will actively seek link exchanges with other similar sites to boost ratings in the search engines, effectively increasing our web presence with other sites.

3)	Web Placement Ads

We intend to place ads on other automotive Web Sites in order to gain exposure to the target audience.

4)	Traditional Industry Ads

We intend to place traditional ads in industry publications such as Buy and Sell, Auto Trader, ebay Motors, Rod and Wheel, etc.

5)	Targeted mass e-mail campaigns

6)	Weekly newsletter e-mail campaigns

7)	Submitting the site for editorial reviews by automotive industry editors and leading sites

8)	Submitting posts on other automotive blogs and forums.

Intellectual Property

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and distinctive branding. We have not taken any measures to protect our intellectual property to this point, so there are no legal barriers to prevent others from using what we regard as our intellectual property. In the future we may decide to file a trademark application to protect our brand, but we cannot guarantee the success of this application. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of the United States, which could increase the likelihood of misappropriation. Furthermore, other companies could develop similar or superior trademarks without violating our intellectual property rights. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, and distract the attention of management, and there can be no assurance that we would prevail. We currently own two domain names, RodesTrading.com and RodesTrading.cn, and have successfully developed a corporate logo and branding strategy.

Competition

The automotive internet Site industry can be categorized as highly competitive. There are a large number of established firms that currently promote Sites similar to ours, aimed at a target market similar to ours. Many of these established Sites have representatives who have established relationships within the industry. These highly competitive market conditions may make it difficult for our company to succeed in this market. We hope to compete on the comprehensive level of information, interaction, and marketplace activity we provide. Three of our most established competitors are:

•
www.automotiveforums.com - This is an established website that also offers hundreds of forums for car enthusiasts. The site was established in November 2000. The site was featured as a Google success story for their widespread success with the use of Google Ads. We anticipate that this site will be our most significant competitor. The major competitive advantage that RodesTrading.com will have is the interactive marketplace where users can buy/sell/trade and barter automotive goods.

•
www.where-can-i-buy-a-car-online.com - This is a highly ranked website and offers users many benefits when researching a car and where to purchase a vehicle. However, the site does not offer an interactive discussion forum and is limited in the information provided by those hosting the site.

•
www.autoforumuniverse.com/ - This site is also highly ranked and boasts over 320,000 members and 43 Million monthly page views. The site operates as an umbrella to 40 individual forum sites that are make and model specific. The forums are general in nature. Photo galleries are also present, but that is the extent of their content.

There are millions of car enthusiast websites on the internet. While there is significant competition to attract their attention and their business, we feel that there is currently a lack of a comprehensive, one-stop site that offers users a wide range of information, marketplace capabilities, and user reviews.

Government Regulation

Government regulation and compliance with environmental laws do not have a material effect on our business.

Employees

We have no employees other than our sole officer and director of our company as of the date of this prospectus. As needed from time to time, we may pay for the services of independent contractors such as web designers and commissioned sales people.

Description of Property

We do not lease or own any real property. We maintain our corporate office at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Howloon, Hong Kong. As our business operations grow, it may be necessary for us to seek additional office space.

Plan of Operation

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Plan of Operation in the Next Twelve Months

Developing Our Web Site

Over the next twelve months we intend to contract with a web developer to create our Web Site, including structure and content. We plan to focus on adding discussion forums, links to outside sites, and a marketplace, as described previously. After the Site is operational, we intend to continually update and improve our Site based upon feedback from Users and advertisers. We have incurred approximately $2,722 in Web Site development expenses as of September 30, 2007. We expect to incur an additional approximately $7,000 in Web Site development expenses over the next twelve months. We expect to spend a total of approximately $2,000_ over the next twelve months for web hosting services.

Marketing and Site Promotion

Over the next twelve months, our President, Cally Ka Lai Lai, will spend a portion of her available time in promoting our Site both directly and by contracting with others to perform related services. We will promote the site by attending automotive trade shows to make industry contacts, seeking public relations coverage in traditional and online media, posting messages on automotive forums, purchasing ads on search engines, programming key phrases to gain high listing on search engines, and engaging in other activities designed to increase the flow of traffic to our site.

Online Advertising Sales

We intend to establish and expand our Internet advertising business by forming relationships with and providing exceptional customer service to potential advertisers. As an on-going process over the next twelve months, we will market our online advertising services to companies that we believe will benefit from advertising to our Web Site visitors. We plan on generating sales leads for online advertising by sending a detailed marketing package to companies that we decide to target, based upon their involvement in the automotive industry, corporate goals, and Internet presence.

We will then follow up with telephone sales calls. We will also take advantage of the network of contacts available to us through our president and our director, establish new contacts by attending automotive industry trade shows and conventions, and contact advertising agencies that specialize in placing online advertisements. Our President, Cally Ka Lai Lai, is responsible for marketing and selling our online advertising services. Therefore, we don’t anticipate that we will incur any significant expenses in marketing and selling these services during the next twelve months.

Off Balance Sheet Transactions

We have had no off balance sheet transactions.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from July 17, 2007 (Date of Inception) until September 30, 2007

We generated no revenue for the period from July 17, 2007 (Date of Inception) until September 30, 2007. Our Operating Expenses during this period equaled $13,722, consisting of $3,500 in Audit Fees, $7,000 in Consulting Fees, $2,722 in Website Development Costs, and $500 in Incorporation Costs. We, therefore, recorded a net loss of $13,722 for the period from July 17, 2007 (Date of Inception) until September 30, 2007. Our operating expenses are primarily attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of September 30, 2007, we had total current assets of $69,000, consisting entirely of Cash. Our total current liabilities as of September 30, 2007 were $15,722. Thus, we have working capital of $53,778 as of September 30, 2007.

Operating activities used $0 in cash for the period from July 17, 2007 (Date of Inception) until September 30, 2007. Our negative operating cash flow of $13,722 was attributable to our Net Loss for the period. Investing Activities during the period from July 17, 2007 (Date of Inception) until September 30, 2007 neither used nor generated any cash during the period, but Financing Activities generated $69,000 in cash during the period.

We expect to spend approximately $42,000 to implement our business plan over the coming year. Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $8,000. As of September 30, 2007, we had $69,000 in cash.

As of September 30, 2007, we believe we have sufficient cash to operate our business at the current level for the next twelve months. We do not need to raise additional capital to achieve our business goals and to continue operations. If management believes it is appropriate to begin a program of rapid expansion, however, we believe we will need up to $75,000, and we will therefore have insufficient cash to operate our business at the expanded level for the next twelve months. We plan on obtaining this operating capital from our own available funds and anticipated revenues, but we expect to be able to raise capital through the sale of our common stock if business revenues are not available to pay necessary expenses.

Although our principal has no legal obligation to infuse additional capital, it is anticipated that our principal will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate should it become necessary to do so. Although we do not anticipate the necessity, we may have to raise additional capital following the completion of this registration statement, in the form of private equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next twelve months, our operations will be limited.

Going Concern

As discussed by our auditor in the notes to our financial statements, we have not yet commenced significant business operations and have no established source of revenue. This raises substantial doubt about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing. We have sustained losses in all previous reporting periods with an inception to date loss of $13,722 as of September 30, 2007. Management continues to seek funding from our shareholders and other qualified investors to pursue its business plan. In the alternative, we may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

Off Balance Sheet Arrangements

As of September 30, 2007, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as provided below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

We issued 500,000 shares of common stock on July 31, 2007 to Cally Ka Lai Lai, our president and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.015 per share, for total proceeds of $7,500. The 500,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 500,000 shares of common stock on July 31, 2007 to Wei Xiang Zeng, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.015 per share, for total proceeds of $7,500. The 500,000 shares of common stock are restricted shares as defined in the Securities Act.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-eight (38) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

Of the shares being registered, 900,000 shares held by thirty-six shareholders will be available for resale in September of 2009, depending on exactly when they purchased their shares, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Cally Ka Lai Lai, as an affiliate, will be able to sell her shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting on July 31, 2008.

Wei Xiang Zeng, as an affiliate, will be able to sell his shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting on July 31, 2008.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 19,500 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal year ending September 30, 2007 through the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cally Ka Lai Lai President, Secretary, Treasurer, and Director	2007	0	0	0	0	0	0	0

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for our fiscal year ending September 30, 2007 through the date of this prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cally Ka Lai Lai	0	0	0	0	0	0	0
Wei Xian Zeng	0	0	0	0	0	0	0

We do not intend on compensating our directors for their services.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from July 17, 2007 (Date of Inception) through September 30, 2007:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of September 30, 2007

F-3	Statement of Operations for the period from July 17, 2007 (Date of Inception) through September 30, 2007

F-4	Statement of Stockholders’ Equity for the period from July 17, 2007 (Date of Inception) through September 30, 2007

F-5	Statement of Cash Flows for the period from July 17, 2007 (Date of Inception) through September 30, 2007

F-6	Notes to Financial Statements

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Jin Jie Corp.
Choi Lung Estate, Kowloon, Hong Kong

We have audited the accompanying balance sheet of Jin Jie Corp. as of September 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for July 17, 2007 (date of inception) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over   financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jin Jie Corp. as of September 30, 2007, and the results of its operations and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of its products, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 9, 2007

Jin Jie Corp.
(A Development Stage Company)
Balance Sheet
September 30, 2007
Asset

Cash	$69,000

Liabilities

Current Liabilities

Accounts payable	$14,722
Due to stockholder	500

Total Liabilities	15,222

Stockholders’ Equity

Capital stock authorized –
50,000,000 common shares with a par value of $0.001 Capital stock issued and outstanding – 1,900,000 common shares	1,900
Additional paid in capital	67,100
Deficit accumulated during the development stage	-13,722

55,278

Total Liabilities and Stockholders’ Equity	$69,000
The accompanying notes are an integral part of these financial statements

Jin Jie Corp.
(A Development Stage Company)
Statement of Operations
For the Period from Inception (July 17, 2007) to September 30, 2007
Period from Inception (July 17, 2007) to September 30, 2007

Revenue	$-

Audit fees	3,500
Consulting fees	7,000
Website development costs	2,722
Incorporation costs	500

Net loss for the period, being deficit accumulated during the development stage	($13,722)

Weighted average shares outstanding	1,900,000

Loss per share	($0.01)
The accompanying notes are an integral part of these financial statements

Jin Jie Corp.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the Period from Inception (July 17, 2007) to September 30, 2007

	Common Shares Issued Shares Amount		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance, July 17, 2007 (date of inception)	-	$-	$-	$-	$-

Common shares sold	1,900,000	1,900	67,100	-	69,000
Net loss	-	-	-	(13,722)	(13,722)

Balance, September 30, 2007	1,900,000	$1,900	$67,100	($13,722)	$55,278
 The accompanying notes are an integral part of these financial statements

Jin Jie Corp.
(A Development Stage Company)
Statement of Cash Flows
For the Period from Inception (July 17, 2007) to September 30, 2007
Period from Inception (July 17, 2007) to September 30, 2007

Cash Flows from Operating Activities
Net loss	($13,722)
Change in non-cash working capital items
Increase in accounts payable	13,222
Increase in due to stockholder	500

Cash provided by operating activities	-

Cash Flows from Financing Activities

Cash from sales of stock	69,000

Increase in cash	69,000
Cash, Beginning of Period	-

Cash, End of Period	$69,000

Supplemental Cash Flow Information:
$0
Interest Paid
Income Taxes Paid	$0
The accompanying notes are an integral part of these financial statements

Jin Jie Corp.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 1 - Nature of Operations

Jin Jie Corp. (“the Company”), incorporated in the state of Nevada on July 17, 2007, and is developing business activities in online book publishing.

The company has not yet commenced significant business operations and in accordance with SFAS #7 is considered to be in the development stage.

Note 2 - Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and amounts due to the Company’s stockholder.

The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Jin Jie Corp.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 2 - Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the period presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Loss Per Common Share

Net loss per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 - Due to Stockholder

The $500 due to a stockholder at September 30, 2007 is unsecured, non-interest bearing and has no specific terms of repayment. See Note 6.

Note 4 - Capital stock

The company has 50,000,000 common shares authorized at a par value of $0.001 per share. During the year, the company issued 1,900,000 common shares for total proceeds of $69,000. As at September 30, 2007, the company has no warrants or options outstanding.

Jin Jie Corp.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 5 - Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

The cumulative net operating loss carry-forward is approximately $13,722 at September 30, 2007, and will expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$4,665
Valuation allowance	(4,665)
Net deferred tax asset	$-

Note 6 - Related Party Transaction

As at September 30, 2007, there is a balance owing to a stockholder of the Company in the amount of $500.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has not yet commenced significant business operations and has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $13,722 as of September 30, 2007. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

Jin Jie Corp.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 8 - Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Jin Jie Corp.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2007

Note 8 - Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$$2
Federal Taxes		$$0
State Taxes and Fees		$$0
Listing Fees		$$0
Printing and Engraving Fees		$1,000
Transfer Agent Fees		$1,000
Accounting fees and expenses		$15,000
Legal fees and expenses		$10,000

Total	$	$ 27,002

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 500,000 shares of common stock on July 31, 2007, to Cally Ka Lai Lai, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.015 per share, for total proceeds of $7,500. The 500,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 500,000 shares of common stock on July 31, 2007, to Wei Xiang Zeng, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.015 per share, for total proceeds of $7,500. The 500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 900,000 shares of our common stock pursuant to Regulation S of the 1933 Act on September 30, 2007. All shares were issued at a price of $0.06 per share. We received proceeds of $54,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
23.1	Consent of Maddox Ungar Silberstein, PLLC
24.1	Power of Attorney (see attached signature page)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kowloon, Hong Kong on November 26, 2007.

Jin Jie Corp
By:	/s/ Cally Ka Lai Lai
Cally Ka Lai Lai President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennie Slade as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Cally Ka Lai Lai	By:	/s/ Wei Xian Zeng
	Cally Ka Lai Lai Director November 26, 2007		Wei Xian Zeng Director November 26, 2007